Exhibit 99.2

Press Release

February 16, 2004

For Immediate Release

For Information Contact:
Eric R. Anderson, Vice President, Investor Relations - 202.969.1866


NCRIC Group, Inc. Announces Conference call to discuss fourth quarter and year 2003 results and to provide litigation update

WASHINGTON, D.C. -- NCRIC Group, Inc. (NCRIC) (Nasdaq National Market: NCRI), a leading provider of medical professional liability insurance and physician practice management services in the Mid-Atlantic region, today announced that it will report fourth quarter and year 2003 results after the close of normal Nasdaq trading hours on Thursday, February 26, 2004. NCRIC will host a conference call to review the reported results at 9:00 a.m., EST, on Friday, February 27, 2004.

During the call, NCRIC will also provide an update with respect to the jury verdict in the hospital premium collection litigation. NCRIC has ten days to file post-trial motions. The motions to be filed include seeking either a reversal or reduction of the full jury verdict or the granting of a new trial. A ruling by the court that upholds any part of the jury verdict will be appealed to the District of Columbia Court of Appeals. NCRIC has engaged Williams & Connolly LLP as lead appellate counsel. Williams & Connolly is widely regarded as one of the premier litigation firms in the country and has significant experience in appellate law.

R. Ray Pate, Jr., NCRIC President and Chief Executive Officer stated, "We are very concerned with many of the judicial decisions made in connection with the trial. We believe it was these decisions that led the jury to an adverse verdict and not the actual facts of the case or the law."

Under generally accepted accounting principles, FASB Statement No. 5 (FAS 5), Accounting for Contingencies, management is obligated to accrue a liability when it is both probable and reasonably estimable. At this time, NCRIC does not have enough information under FAS 5 guidance to make a reasonable estimate of the liability, if any, that may relate to the jury verdict

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in the hospital  premium  collection  litigation.  A reasonable  estimate of any potential liability cannot be completed until NCRIC has concluded an analysis of the bases for appeal. There may be insufficient information on which to make a reasonable estimate of the liability before the 2003 financial statements are filed with the SEC in March 2004. However, if information does become available prior to the filing deadline, the financial statements for 2003 will include the effect of such information.

"We continue to believe that the facts of the case and the applicable law supported our position at trial and provide a strong foundation for the post-trial motions and any necessary appeal," Pate said.

Investors and analysts may access the conference call by dialing (800) 915-4836. All participants are requested to call in at least ten minutes prior to the start of the conference to register. R. Ray Pate, Jr., President and Chief
Executive Officer, and Rebecca B. Crunk, Senior Vice President and Chief Financial Officer, will host the call. The listen-only audience will be provided an opportunity to submit appropriate questions following the presentation. Mr. Pate and Ms. Crunk will respond to these questions as time permits.

The conference call will also be Webcast in a listen-only format on Streetevents.com and through the Investor Relations section of NCRIC's corporate Web site at www.NCRIC.com. To access the Webcast, go to the NCRIC.com home page and click on "Investor Relations." A Webcast link will be provided to connect listeners to the call. The Webcast will be archived and replays will be available until April 2, 2004 at NCRIC.com and at Streetevents.com. Notice of this conference call is being sent in accordance with the requirements under SEC Regulation FD - "Fair Disclosure."

Safe Harbor Information
Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "could," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. These forward-looking statements include: the impact of the above referenced jury verdict on our financial condition, results of operations, and capital.

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We  wish  to  caution   readers  not  to  place  undue   reliance  on  any  such
forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

About NCRIC Group, Inc.
NCRIC Group, Inc. (NCRIC) is a healthcare financial services organization that assists individual physicians and groups of physicians in managing their practices by providing medical professional liability insurance, practice management and financial services, and employee benefits plan design and pension administration. In addition to its headquarters in Washington, D.C., NCRIC has offices in Richmond, Fredericksburg and Lynchburg, Virginia as well as Greensboro, North Carolina and provides services to more than 5,000 physician clients.

For further information, contact Eric R. Anderson, Vice President, Investor Relations; 1115 30th Street, NW, Washington, D.C. 20007; 202.969.1866, ext. 3102; anderson@ncric.com; or consult NCRIC's Web site, www.NCRIC.com.

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February 16, 2004